Exhibit 10.1.d

Form of AGL Resources Inc. Executive Post Employment Medical Benefit Plan

                                                                        Named executive:

AGL Resources Inc.

Executive Post Employment Medical Benefit Plan

The following is a description of the AGL Resources Inc. (AGLR) Executive Post Employment Medical Benefit Plan approved January 24, 2003, by the AGLR Compensation Committee.  This document describes the main features of the Plan.  The benefits described in this document are fully-insured and AGLR is responsible for the payment.  The Board of Directors of AGLR retains the authority to increase and or decrease the medical benefits coverage and or premium amounts, and to amend or terminate the Plan.

A.

Eligibility:

1.     named executives only

2.     must be at least age 45

3.     must have a minimum of 5 years of service with AGLR

4.     no longer employed by AGLR

5.     employment is terminated for reasons other than “for cause”

6.     provided medical coverage is not available though an employer following employment with AGLR

A.

Benefit includes:

1.     medical benefits to age 65, including prescription drugs

2.     prescription drug coverage only after age 65 or until prescription drug coverage is covered by Medicare or some other plan with coverage similar to AGLR

A.

The Executive Post Employment Medical Benefit Plan will mirror the standard PPO retiree medical plan.  The following is a brief description of the Executive Post Employment Medical Benefit Plan:

1.     co-insurance – 80/20 in-network, 70/30 out-of-network

2.     life time medical maximum - $1,000,000

3.     prescription drug program with co-pay

A.

The participant will pay the current retiree contribution at the time                     coverage for the participant is commenced.  The Company retains the right to increase or decrease the medical contribution rates on an annual basis.  The contribution schedule below reflects the 2003 retiree medical premiums:

1.  retiree cost effective January 1, 2003

          over age 65 - $125 (Company portion: $302.80)

                 under age 65 - $65 (Company portion: $185.94)

2.  spouse cost effective January 1, 2003

over age 65 - $239 (Company portion: $188.58)

                             under age 65 - $134 (Company portion: $116.94)

A.

 Restrictions include:

1.      coverage must be selected when eligible for the Plan

2.      benefits cease upon eligibility for Medicare (assumed age 65)

3.      prescription drug coverage will continue for the life of the participant, provided prescription drug coverage is not covered by Medicare, and provided further, that prescription drug coverage continues to be part of the AGLR Retiree Medical Plan

4.      named executives who remain employed by AGLR until age 55 and have 10 years of service will be eligible for the standard AGLR retiree medical plan, and forfeit eligibility for the Executive Post Employment Medical Benefits Plan